UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Texas Pacific Land Trust

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On May 13, 2019, Texas Pacific Land Trust issued the following press release.

Glass Lewis Joins ISS in Recommending that Texas Pacific Land Trust Shareholders Vote FOR General Don Cook

Both Leading Independent Proxy Advisory Firms Recommend Voting the BLUE Card

DALLAS (May 13, 2019) – Texas Pacific Land Trust (NYSE: TPL) (“TPL” or the “Trust”) today announced that leading independent proxy advisory firm Glass Lewis has joined Institutional Shareholder Services (“ISS”) in recommending that TPL shareholders vote FOR retired four-star General Donald “Don” G. Cook using the BLUE proxy card.

In its May 10, 2019 report, Glass Lewis concludes that: 1

“upon a full and objective review of the arguments put forward by the Dissidents and the Trust, we ultimately see a stronger case for shareholders to support the election of General Cook. While he may lack expertise in the various business activities presently occurring on TPL's land, in our view, General Cook has much broader and more impressive experience as a board member, including service on large public and private company boards, as well as a proven track record of advocating for and practicing good corporate governance, which we believe makes him the better choice for TPL shareholders at this time.”

In its analysis, Glass Lewis further noted that:

“the upcoming shareholder vote should not be construed as a referendum on whether the Trust should immediately pursue a C-Corp conversion, in our opinion. Rather, we believe this proxy contest, like most others, comes down to which nominee is better suited to serve on the board and more likely to represent and advocate for the best long-term interests and rights of all shareholders.”

Commenting on General Cook’s track record as a corporate governance expert, Glass Lewis stated that:

“General Cook is capable and willing to act as an agent of change on the TPL board, including in response to any concerns and demands expressed across TPL's shareholder base -- including most of those vocalized by the Dissidents during this campaign. Indeed, if elected, General Cook states that he is committed to evaluating the Trust's governance structure to ensure that it is optimal for maximizing long-term shareholder value, including assessing the appropriate timing for a potential C-Corp conversion. General Cook also intends to advocate for enhanced engagement with and disclosures to shareholders. Notably, he also recognizes the importance of annual elections of directors, which he led the implementation of at Crane as chair of its nominating and governance committee. We also appreciate his views with respect to the appropriate role of trustees/directors versus managers and his ability to contribute on the TPL board despite his lack of ground-level experience of TPL's business. Finally, his commitment to serve a limited three-year term, as opposed to the lifetime appointment allowed for under the Trust's declaration, with the possibility of standing for re-election by shareholders at that time, emboldens his candidacy and should give shareholders greater comfort in supporting his election to the board, in our view.”

“We are delighted that now both independent proxy advisory firms, ISS and Glass Lewis, have decided to recommend voting in favor of General Cook,’” said Trustee David E. Barry. “General Cook is a truly independent nominee, with the corporate governance experience and expertise needed to ensure that the Trust can continue to create value for its shareholders.”

The Trust urges shareholders to follow the recommendations of Glass Lewis and ISS by returning the BLUE proxy card to vote FOR General Cook and discarding the dissident group’s white proxy card. Shareholders can also read more information by visiting www.TrustTPL.com. If shareholders have any questions or need assistance in voting their shares, they may contact the Trust’s proxy solicitor:

MacKenzie Partners

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 or call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

1 Permission to cite Glass Lewis was neither sought nor obtained.

Forward-Looking Statements

This release may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including statements regarding Texas Pacific’s future operations and prospects, the markets for real estate in the areas in which Texas Pacific owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management’s intent, beliefs or current expectations with respect to Texas Pacific’s future financial performance and other matters. Texas Pacific cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements and other written communications, as well as oral statements made from time to time by representatives of Texas Pacific. The following factors, as well as any other cautionary language included in this release, provide examples of risks, uncertainties and events beyond our control that may cause Texas Pacific’s actual results to differ materially from the expectations Texas Pacific describes in such forward-looking statements: global economic conditions; market prices of oil and gas; the demand for water services by operators in the Permian Basin; the impact of government regulation; the impact of competition; the continued service of key management personnel; and other risks and uncertainties disclosed in Texas Pacific’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Contacts:

Media:

Abernathy MacGregor

Sydney Isaacs / Jeremy Jacobs

(713) 343-0427 / (212) 371-5999

sri@abmac.com / jrj@abmac.com

Investor Relations:

MacKenzie Partners

Paul Schulman / David Whissel

(212) 929-5500 or (800) 322-2885

pschulman@mackenziepartners.com